UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2025

LM FUNDING AMERICA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37605	47-3844457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 West Platt Street Suite 100
Tampa, Florida	33606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 222-8996

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.001 per share	LMFA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On August 28, 2025, LM Funding America, Inc. (the “Company”) provided notice to the holders of the common stock purchase warrants issued in the Company’s August 2025 financing transactions (which warrants initially represented the right to purchase an aggregate of 9,553,946 shares of Company common stock at an exercise price of $2.41 per share) that, as a result of reset provisions in such warrants, the exercise price of such warrants has been reduced to $1.10 per share and the aggregate number of shares issuable upon exercise of such warrants has increased to 20,931,827 shares. Also on August 27, 2025 and as a result of the foregoing adjustment to the exercise price of the warrants issued in the Company’s August 2025 financing transactions, the Company provided notice to the holders of warrants issued in the Company’s October 2021 public offering (which warrants represent the right to purchase an aggregate of 1,205,157 shares of Company common stock at an exercise price of $2.88 per share) that, as a result of anti-dilution adjustment provisions in such warrants, the exercise price of such warrants has been reduced to $1.10 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc.

Date: September 2, 2025	By:	/s/ Richard Russell
Richard Russell, Chief Financial Officer